UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
_______________________________

Date of Report (Date of earliest event reported): November 16, 2007

GARMIN LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	0-31983	98-0229227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5th Floor, Harbour Place
P.O. Box 30464 SMB
103 South Church Street
George Town, Grand Cayman, KY1-1202 Cayman Islands
(Address of principal executive offices)

Registrant’s telephone number, including area code: (345) 946-5203

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 16, 2007, Garmin Ltd. issued a press release announcing that its subsidiaries, Garmin International, Inc. and Garmin Corporation, have signed a six-year extension to their agreement with NAVTEQ, a leading provider of digital map data for location based solutions and vehicle navigation. The agreement allows Garmin to continue using NAVTEQ data through 2015, with an option to renew for an additional four-year period.

In addition and with reference to Garmin’s press release dated October 31, 2007, Garmin also announced today in the press release that in light of these developments it does not intend to pursue its offer for Tele Atlas N.V.

A copy of the press release is attached as Exhibit 99.1.

The information in this Item 7.01, and Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of Garmin Ltd. under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are furnished herewith.

Exhibit No.	Description

99.1	Press Release dated November 16, 2007 (furnished pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMIN LTD.

Date: November 16, 2007	By:	/s/ Andrew R. Etkind
Andrew R. Etkind
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 16, 2007